POWER OF ATTORNEY

Dennis J. Mooradian

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form

3, 4 or 5 and timely file such form with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of benefit

to, in the best interest of, or legally required

by, the undersigned, it being understood that

the documents executed by such attorney-in-fact

on behalf of the undersigned pursuant to this

Power of Attorney shall be in such form and

shall contain such terms and conditions as such

attorney-in-fact may approve in such attorney-

in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do

and perform any and every act and thing

whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights

and powers herein granted, as fully to all

intents and all purposes as the undersigned

might or could do if personally present,

with full power of substitution or revocation,

hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do

or cause to be done by virtue of this power

of attorney and the rights and powers herein

granted.  The undersigned acknowledges that

the foregoing attorneys-in-fact, in serving

in such capacity at the request of the

undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's

responsibilities to comply with Section 16

of the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or her

powers and authorities hereunder, but shall

not affect the powers and authorities herein

granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is no

longer required to file Forms 3, 4 and 5 with

respect to the undersigned's holdings of and

transactions in securities issued by the

Company, unless earlier revoked by the

undersigned in a signed writing delivered

to the foregoing attorneys-in-fact at the

then current mailing address of the Corporate

Legal Department of Comerica Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby

are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed and made

effective as of this 25th day of July, 2006.

/s/ Dennis J. Mooradian

Dennis J. Mooradian